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                                                                                       EXHIBIT 11


                               BERGEN BRUNSWIG CORPORATION
                               ---------------------------

                            COMPUTATION OF EARNINGS PER SHARE
                      FOR THE THREE YEARS ENDED SEPTEMBER 30, 1996,
                  (in thousands except for share and per share amounts)

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                                                                          Years Ended
                                                                         September 30,
                                                               -----------------------------------
                                                                   1996        1995        1994
--------------------------------------------------------------------------------------------------

DATA AS TO EARNINGS
        Net earnings applicable to common and
           common equivalent shares                                $73,533     $63,942    $56,120
                                                               ===================================


DATA AS TO NUMBER OF COMMON AND
     COMMON EQUIVALENT SHARES:
     Weighted average number of shares outstanding:
        Class A Common Stock                                    39,979,250  39,588,670 38,215,314
        Class B Common Stock                                             -           -     40,675
     Shares of Class A Common Stock to be issued from assumed
        conversion of remainder of Class B Common Stock                  -           -    346,900
     Common equivalent shares assuming issuance of shares
        represented by outstanding employees' stock options:
        Additional shares assumed to be issued                   1,673,606   1,314,239    506,751
        Reduction of such additional shares assuming
           proceeds invested in treasury stock (at average
           market prices during each year)                      (1,393,784) (1,101,955)  (425,865)
                                                               -----------------------------------
        Average number of common and common
           equivalent shares outstanding                        40,259,072  39,800,954 38,683,775
                                                               ===================================


EARNINGS PER COMMON AND COMMON
     EQUIVALENT SHARE OUTSTANDING:
        Net earnings                                              $   1.83    $   1.61   $   1.45
                                                              ===================================

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